Exhibit 1.01

Conflict Minerals Report of Vistance Networks, Inc. (formerly known as CommScope Holding Company, Inc.)

For the Calendar Year Ended December 31, 2025

Pursuant to Rule 13P-1 Under The Securities Exchange Act of 1934

Vistance Networks, Inc. (formerly known as CommScope Holding Company, Inc.) presents this Conflict Minerals Report for the reporting period of January 1, 2025 to December 31, 2025 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and associated guidance issued by the Securities and Exchange Commission. The Company changed its name from CommScope Holding Company, Inc. to Vistance Networks, Inc. effective January 14, 2026. Unless otherwise specified or unless the context otherwise requires, references to “the Company,” “we,” “us” or “our” refer to Vistance Networks, Inc. (formerly known as CommScope Holding Company, Inc.) and its consolidated subsidiaries.

Effective April 1, 2025, following the divestiture of the Distributed Antenna Systems (DAS) business unit on January 1, 2025, the Company renamed its Networking, Intelligent Cellular & Security Solutions (NICS) segment to RUCKUS.

On January 9, 2026, the Company finalized the sale of its Connectivity and Cable Solutions (CCS) segment to Amphenol Corporation. In connection with the divestiture of the CCS segment, and effective upon the closing of that transaction on January 9, 2026, the Company renamed its Access Network Solutions (ANS) segment to Aurora Networks (Aurora).

Overview of our Conflict Minerals Program

The Company is a leading global provider of infrastructure solutions for communication, data center and entertainment networks. In 2014, our leaders defined a sustainability philosophy on corporate responsibility that embraces our core company values. In keeping with our values and supporting our efforts to respect people and our planet, we expect our suppliers to conduct their worldwide operations in a socially and environmentally responsible manner and source raw materials only from reputable organizations pursuant to our Conflict Minerals Policy (the “Policy”) and following the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, third edition. The Policy is available on our website at https://webresources.vistancenetworks.com/download/assets/Responsible+Mineral+Sourcing+Policy/a373bfcaf76511f089076a092ffd85e3

Our Products

Conflict minerals in the form of tin, tantalum, tungsten and gold were necessary to the functionality or production of products we manufactured or contracted to have manufactured during 2025 within our reportable segments (as reported in our Annual Report on Form 10-K for the year ended December 31, 2025) as follows:

•
RUCKUS (formerly known as NICS) - Provides wireless networks for enterprises and service providers. Product offerings include indoor cellular solutions such as indoor and outdoor Wi-Fi and long-term evolution access points, access and aggregation switches; an Internet of Things suite, on-premises and cloud-based control and management systems; and software and software-as-a-service applications addressing security, location, reporting and analytics.
•
Aurora (formerly known as ANS) - Includes cable modem termination systems, video infrastructure, public key infrastructure solutions, distribution and transmission equipment and cloud solutions that enable facility-based service providers to construct a state-of-the-art residential and metro distribution network.

The CCS segment provides fiber optic and copper connectivity and cable solutions for use in telecommunications, cable television, residential broadband networks, data centers and business enterprises. The CCS portfolio includes network solutions for indoor and outdoor network applications. Indoor network solutions include optical fiber and twisted pair structured cable solutions, intelligent infrastructure management hardware and software and network rack and cabinet enclosures. Outdoor network solutions are used in both local-area and wide-area networks and “last mile” fiber-to-the-home installations, including deployments of fiber-to-the-node, fiber-to-the-premises and fiber-to-the-distribution-point to homes, businesses and cell sites. This segment was reflected as a discontinued operation, retrospectively for all periods presented beginning in the fourth quarter of 2025, in our Annual Report on Form 10-K for the year ended December 31, 2025, and was sold in the first quarter of 2026 as discussed above. However, the CCS products are included in this report, since the Company manufactured or contracted to have these products manufactured in the year ended December 31, 2025.

Reasonable Country of Origin Inquiry

We conducted a reasonable country of origin inquiry (“RCOI”) and due diligence on the source and chain of custody using the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”) to determine whether any of the necessary conflict minerals in our 2025 products originated in the Democratic Republic of the Congo (“DRC”) and the adjoining countries (the “Covered Countries”) or were conflict minerals from recycled or scrap sources. The term "conflict minerals" comes from section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Conflict Minerals Rule, 17 CFR Parts 240 and 249b, and is defined as columbite-tantalite, also known as coltan (from which tantalum is derived); cassiterite (tin); gold; wolframite (tungsten); or their derivatives; or any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the DRC or any of the Covered Countries. To make the RCOI determination, we engaged our suppliers to identify the smelters and refiners (“facilities”) of necessary conflict minerals that may have been contained in our products and reviewed available information on the sourcing of conflict minerals by facilities, including information about the facilities provided by RMI regarding processors of conflict minerals.

Our RCOI included:

•
Identifying relevant in scope suppliers from our Enterprise Resource Planning software for inclusion in the RCOI Conflict Mineral survey. These suppliers provided materials, parts, components containing necessary conflict minerals.
•
Performing risk assessments or collecting data from suppliers using the RMI CMRT which included questions about the location or mine of origin from in scope suppliers.
•
Requiring, as part of the survey and our accompanying communications, that, when requested, suppliers provide a statement indicating that conflict minerals are not in use in the supplied parts or complete the CMRT. The CMRT is used to provide the Company with information from the vendors’ supply chains regarding facilities and the origin of necessary conflict minerals processed at these facilities.
•
If needed, following up with suppliers to clarify, update or complete information reported to us through the CMRT or their statement. Responses requiring follow-up included issues with completeness, consistency, supplier’s completeness of facility data, traceability, and indicating conflict minerals were not used in their products when assessed high risk as containing conflict minerals.

We have communicated to our suppliers that we expect all materials supplied to the Company to be free of conflict minerals from facilities which directly or indirectly support the illegal armed groups in the DRC region. However, continuing to source from conformant facilities from Covered Countries is acceptable.

RCOI Conflict Minerals Status

We have determined with respect to our products containing necessary conflict minerals that we know or have reason to believe that some of the necessary conflict minerals originated or may have originated in the Covered Countries. All smelters and refiners identified by our suppliers sourcing from Covered Countries are RMI conformant facilities.

Conflict Minerals Due Diligence Measures

Our conflict minerals due diligence process is based on the OECD’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition 2016), including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (the “OECD Guidance”), a recognized due diligence framework. We conducted due diligence measures on the source and chain of custody of our conflict minerals to determine whether these conflict minerals originated in the DRC or any of the Covered Countries and financed or benefited non-state armed groups in any of these countries.

Design of our Due Diligence Measures

The design of our due diligence measures is specific to our downstream position in the minerals supply chain and the OECD recommendations for downstream actors that have no direct relationships to facilities. As a member of RMI, we evaluate all facilities reported by suppliers against the RMI Smelter Database and the RMI RCOI Data to determine facility validity and country of origin.

The design of our due diligence process includes the following steps:

1.
Establishment of strong internal company management systems, including the following:
•
Responsible Minerals Sourcing Policy.
•
Cross-functional Team that includes Procurement, Quality, Product Compliance, and Legal, with executive management support.
•
Conflict minerals process document as part of our ISO 9001/TL9000 Quality Management System “Due Diligence Process for Reporting of Responsible Minerals Sourcing.”

•
Identifying and assessing conflict minerals risks in our supply chain.
•
Designing and implementing strategies to respond to conflict minerals risks identified.
•
Supplier agreement language that includes supplier responsible minerals sourcing requirements.
•
Utilizing a responsible minerals sourcing management system that includes data storage, analysis and reporting.
•
Employees and external parties have access to an ethics reporting system, the EthicsAlert Line (866-277-2410), or may report via the website EthicsPoint - Vistance Networks or email the Company’s Corporate Ethics Officer at ethics@vistancenetworks.com.
•
Contributing to independent third-party audits of the due diligence practices of conflict minerals facilities by participating in industry organizations.
•
Report on our conflict minerals supply chain due diligence activities.
2.
Design and implementation of a strategy to respond to identified risks

We follow the OECD Due Diligence Guidance for Responsible Supply Chains Five-Step Framework, step #2 Identify and assess risk in the supply chain. As a downstream supplier, we do not assess the due diligence practices of facilities. We assess supplier responses against internally established criteria for completeness, consistency and risk. We contact suppliers that provided incomplete, inaccurate or untraceable information to correct and/or obtain additional information. Unresponsive suppliers are identified and forwarded to the Procurement Team for further review. Each unresponsive supplier is indicated in a report provided to the Responsible Minerals Corporate Management Team for supplier review to determine if alternative sourcing will be pursued. We encourage in scope suppliers to urge facilities in their supply chain to join the Responsible Minerals Assurance Process (“RMAP”). We evaluate all facilities reported by suppliers against the RMI Smelter Database and the RMI RCOI Data to determine facility validity and country of origin.

3.
Support of industry organizations to carry out independent third-party audits of facilities’ due diligence practices

We support the industry initiative that conducts audits of facilities’ due diligence activities and we encourage our suppliers to source from facilities that participate in the RMAP. As a downstream supplier, we do not have a direct relationship with conflict minerals facilities and do not perform or direct audits of these entities within our supply chain. As a member of RMI, we utilize information made available by RMI concerning independent third-party audits of facilities and country of origin.

4.
Annual reporting through this Conflict Minerals Report.

Future Goals to Mitigate Risk

We are committed to continuously improving our RCOI and due diligence process and intend to take the following steps in 2026:

1.
Continue participation in RMI to drive the improvement of industry tools, resources and traceability programs.
2.
Continue to educate our suppliers and clearly communicate our expectations of compliance with our responsible minerals requirements.
3.
Review and follow-up with suppliers on reported unknown, incorrect and high-risk facilities.
4.
As applicable, review unresponsive or high-risk suppliers to determine if alternative sourcing is available.

Due Diligence Results

We had a response rate of 99% to our supplier RCOI and due diligence performed for facilities indicated by suppliers.

Based on the RMI RCOI Data (dated April 23, 2026) 31 smelters or refiners were identified as sourcing from the Covered Countries and all 31 are conformant according to RMI.

Overall, of the 243 unique smelters and refiners identified by our suppliers and verified against RMI known smelters and refiners, 211 are listed as “Conformant” by RMI (including the 31 identified as sourcing from Covered Countries) and 5 are “Active” (RMI Smelter Database, dated April 23, 2026). The remaining facilities have various statuses according to RMI.

Countries of origin and facilities used to process conflict minerals in OUR products

The following list represents the facilities provided by suppliers, verified against RMI known smelters and refiners.

List of Facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
Advanced Chemical Company	Gold	UNITED STATES OF AMERICA	CID000015
Aida Chemical Industries Co., Ltd.	Gold	JAPAN	CID000019
Agosi AG	Gold	GERMANY	CID000035
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN	CID000041
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	BRAZIL	CID000058
Argor-Heraeus S.A.	Gold	SWITZERLAND	CID000077
ASAHI METALFINE, Inc.	Gold	JAPAN	CID000082
Asaka Riken Co., Ltd.	Gold	JAPAN	CID000090
Aurubis AG, Hamburg	Gold	GERMANY	CID000113
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES	CID000128
Boliden Mineral AB (Ronnskar)	Gold	SWEDEN	CID000157
C. Hafner GmbH + Co. KG	Gold	GERMANY	CID000176
Glencore Canada Corporation - CCR Refinery	Gold	CANADA	CID000185
Yunnan Copper Southwest Copper Branch	Gold	CHINA	CID000197
Chimet S.p.A.	Gold	ITALY	CID000233
Chugai Mining	Gold	JAPAN	CID000264
DSC (Do Sung Corporation)	Gold	KOREA, REPUBLIC OF	CID000359
Dowa	Gold	JAPAN	CID000401
Eco-System Recycling Co., Ltd. East Plant	Gold	JAPAN	CID000425
LT Metal Ltd.	Gold	KOREA, REPUBLIC OF	CID000689
Heimerle + Meule GmbH	Gold	GERMANY	CID000694
Heraeus Metals Hong Kong Ltd.	Gold	HONG KONG	CID000707
Heraeus Germany GmbH Co. KG	Gold	GERMANY	CID000711
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CHINA	CID000801
Ishifuku Metal Industry Co., Ltd.	Gold	JAPAN	CID000807
Istanbul Gold Refinery	Gold	TURKEY	CID000814
Japan Mint	Gold	JAPAN	CID000823
Jiangxi Copper Co., Ltd.	Gold	CHINA	CID000855
Asahi Refining USA Inc.	Gold	UNITED STATES OF AMERICA	CID000920
Asahi Refining Canada Ltd.	Gold	CANADA	CID000924
JX Advanced Metals Corporation	Gold	JAPAN	CID000937
Kazzinc Ltd	Gold	KAZAKHSTAN	CID000957
Kennecott Utah Copper LLC	Gold	UNITED STATES OF AMERICA	CID000969
Kojima Chemicals Co., Ltd.	Gold	JAPAN	CID000981
LS MnM Inc.	Gold	KOREA, REPUBLIC OF	CID001078
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold	CHINA	CID001093
Materion	Gold	UNITED STATES OF AMERICA	CID001113
Matsuda Sangyo Co., Ltd.	Gold	JAPAN	CID001119
Metalor Technologies (Suzhou) Ltd.	Gold	CHINA	CID001147
Metalor Technologies (Hong Kong) Ltd.	Gold	CHINA	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	Gold	SINGAPORE	CID001152
Metalor Technologies S.A.	Gold	SWITZERLAND	CID001153
Metalor USA Refining Corporation	Gold	UNITED STATES OF AMERICA	CID001157

List of Facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	MEXICO	CID001161
Mitsubishi Materials Corporation	Gold	JAPAN	CID001188
Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN	CID001193
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	TURKEY	CID001220
Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN	CID001236
Nihon Material Co., Ltd.	Gold	JAPAN	CID001259
Ohura Precious Metal Industry Co., Ltd.	Gold	JAPAN	CID001325
MKS PAMP SA	Gold	SWITZERLAND	CID001352
PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA	CID001397
PX Precinox S.A.	Gold	SWITZERLAND	CID001498
Rand Refinery (Pty) Ltd.	Gold	SOUTH AFRICA	CID001512
Royal Canadian Mint	Gold	CANADA	CID001534
SEMPSA Joyeria Plateria S.A.	Gold	SPAIN	CID001585
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CHINA	CID001622
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CHINA	CID001736
Solar Applied Materials Technology Corp.	Gold	TAIWAN, PROVINCE OF CHINA	CID001761
Sumitomo Metal Mining Co., Ltd.	Gold	JAPAN	CID001798
Tanaka Kikinzoku Kogyo K.K.	Gold	JAPAN	CID001875
Great Wall Precious Metals Co., Ltd. of CBPM	Gold	CHINA	CID001909
Shandong Gold Smelting Co., Ltd.	Gold	CHINA	CID001916
Tokuriki Honten Co., Ltd.	Gold	JAPAN	CID001938
Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	Gold	CHINA	CID001947
Torecom	Gold	KOREA, REPUBLIC OF	CID001955
Umicore S.A. Business Unit Precious Metals Refining	Gold	BELGIUM	CID001980
United Precious Metal Refining, Inc.	Gold	UNITED STATES OF AMERICA	CID001993
Valcambi S.A.	Gold	SWITZERLAND	CID002003
Gold Corporation - The Perth Mint	Gold	AUSTRALIA	CID002030
Yamakin Co., Ltd.	Gold	JAPAN	CID002100
Yokohama Metal Co., Ltd.	Gold	JAPAN	CID002129
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA	CID002224
Zijin Mining Group Gold Smelting Co. Ltd.	Gold	CHINA	CID002243
SAFINA A.S.	Gold	CZECHIA	CID002290
MMTC-PAMP India Pvt., Ltd.	Gold	INDIA	CID002509
KGHM Polska Miedz Spolka Akcyjna	Gold	POLAND	CID002511
T.C.A S.p.A	Gold	ITALY	CID002580
REMONDIS PMR B.V.	Gold	NETHERLANDS	CID002582
Korea Zinc Co., Ltd.	Gold	KOREA, REPUBLIC OF	CID002605
TOO Tau-Ken-Altyn	Gold	KAZAKHSTAN	CID002615
Abington Reldan Metals, LLC	Gold	UNITED STATES OF AMERICA	CID002708
L'Orfebre S.A.	Gold	ANDORRA	CID002762
Italpreziosi	Gold	ITALY	CID002765
WIELAND Edelmetalle GmbH	Gold	GERMANY	CID002778
Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	Gold	AUSTRIA	CID002779
Bangalore Refinery	Gold	INDIA	CID002863
SungEel HiMetal Co., Ltd.	Gold	KOREA, REPUBLIC OF	CID002918
Planta Recuperadora de Metales SpA	Gold	CHILE	CID002919

List of Facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
NH Recytech Company	Gold	KOREA, REPUBLIC OF	CID003189
Eco-System Recycling Co., Ltd. North Plant	Gold	JAPAN	CID003424
Eco-System Recycling Co., Ltd. West Plant	Gold	JAPAN	CID003425
Metal Concentrators SA (Pty) Ltd.	Gold	SOUTH AFRICA	CID003575
WEEEREFINING	Gold	FRANCE	CID003615
Gold by Gold Colombia	Gold	COLOMBIA	CID003641
Coimpa Industrial LTDA	Gold	BRAZIL	CID004010
GG Refinery Ltd.	Gold	TANZANIA, UNITED REPUBLIC OF	CID004506
Impala Platinum - Base Metal Refinery (BMR)	Gold	SOUTH AFRICA	CID004604
Impala Platinum - Rustenburg Smelter	Gold	SOUTH AFRICA	CID004610
Impala Platinum - Platinum Metals Refinery (PMR)	Gold	SOUTH AFRICA	CID004714
Elite Industech Co., Ltd.	Gold	TAIWAN, PROVINCE OF CHINA	CID004755
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CHINA	CID000211
Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	CHINA	CID000291
F&X Electro-Materials Ltd.	Tantalum	CHINA	CID000460
XIMEI RESOURCES (GUANGDONG) LIMITED	Tantalum	CHINA	CID000616
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA	CID000914
Jiujiang Tanbre Co., Ltd.	Tantalum	CHINA	CID000917
AMG Brasil	Tantalum	BRAZIL	CID001076
Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA	CID001163
Mineracao Taboca S.A.	Tantalum	BRAZIL	CID001175
Mitsui Kinzoku Company, Limited	Tantalum	JAPAN	CID001192
NPM Silmet OU	Tantalum	ESTONIA	CID001200
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA	CID001277
QuantumClean	Tantalum	UNITED STATES OF AMERICA	CID001508
Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	CID001522
Taki Chemical Co., Ltd.	Tantalum	JAPAN	CID001869
Telex Metals	Tantalum	UNITED STATES OF AMERICA	CID001891
Ulba Metallurgical Plant JSC	Tantalum	KAZAKHSTAN	CID001969
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA	CID002492
D Block Metals, LLC	Tantalum	UNITED STATES OF AMERICA	CID002504
FIR Metals & Resource Ltd.	Tantalum	CHINA	CID002505
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	CID002506
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA	CID002508
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	CID002512
KEMET de Mexico	Tantalum	MEXICO	CID002539
TANIOBIS Co., Ltd.	Tantalum	THAILAND	CID002544
TANIOBIS GmbH	Tantalum	GERMANY	CID002545
STEREON Metals Hermsdorf GmbH	Tantalum	GERMANY	CID002547
Materion Newton Inc.	Tantalum	UNITED STATES OF AMERICA	CID002548
TANIOBIS Japan Co., Ltd.	Tantalum	JAPAN	CID002549
TANIOBIS Smelting GmbH & Co. KG	Tantalum	GERMANY	CID002550
Global Advanced Metals Boyertown	Tantalum	UNITED STATES OF AMERICA	CID002557
Global Advanced Metals Aizu	Tantalum	JAPAN	CID002558
Resind Industria e Comercio Ltda.	Tantalum	BRAZIL	CID002707
Jiangxi Tuohong New Raw Material	Tantalum	CHINA	CID002842
PowerX Ltd.	Tantalum	RWANDA	CID004054
Jiangxi Suns Nonferrous Materials Co. Ltd.	Tantalum	CHINA	CID004813

List of Facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CHINA	CID000228
Alpha Assembly Solutions Inc	Tin	UNITED STATES OF AMERICA	CID000292
PT Aries Kencana Sejahtera	Tin	INDONESIA	CID000309
PT Premium Tin Indonesia	Tin	INDONESIA	CID000313
Dongguan Best Alloys Co., Ltd.	Tin	CHINA	CID000377
Dowa	Tin	JAPAN	CID000402
Empresa Metallurgica Vinto	Tin	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Estanho de Rondonia S.A.	Tin	BRAZIL	CID000448
Feinhutte Halsbrucke GmbH	Tin	GERMANY	CID000466
Fenix Metals	Tin	POLAND	CID000468
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CHINA	CID000538
China Tin Group Co., Ltd.	Tin	CHINA	CID001070
Metallic Resources, Inc.	Tin	UNITED STATES OF AMERICA	CID001142
Mineracao Taboca S.A.	Tin	BRAZIL	CID001173
Minsur	Tin	PERU	CID001182
Mitsubishi Materials Corporation	Tin	JAPAN	CID001191
Jiangxi New Nanshan Technology Ltd.	Tin	CHINA	CID001231
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND	CID001314
Operaciones Metalurgicas S.A.	Tin	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
PT Artha Cipta Langgeng	Tin	INDONESIA	CID001399
PT Mitra Stania Prima	Tin	INDONESIA	CID001453
PT Prima Timah Utama	Tin	INDONESIA	CID001458
PT Timah Tbk Kundur	Tin	INDONESIA	CID001477
PT Timah Tbk Mentok	Tin	INDONESIA	CID001482
Rui Da Hung	Tin	TAIWAN, PROVINCE OF CHINA	CID001539
Soft Metais Ltda.	Tin	BRAZIL	CID001758
Thaisarco	Tin	THAILAND	CID001898
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CHINA	CID001908
VQB Mineral and Trading Group JSC	Tin	VIET NAM	CID002015
White Solder Metalurgia e Mineracao Ltda.	Tin	BRAZIL	CID002036
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CHINA	CID002158
Tin Smelting Branch of Yunnan Tin Co., Ltd.	Tin	CHINA	CID002180
Magnu's Minerais Metais e Ligas Ltda.	Tin	BRAZIL	CID002468
Melt Metais e Ligas S.A.	Tin	BRAZIL	CID002500
PT ATD Makmur Mandiri Jaya	Tin	INDONESIA	CID002503
O.M. Manufacturing Philippines, Inc.	Tin	PHILIPPINES	CID002517
CV Ayi Jaya	Tin	INDONESIA	CID002570
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	VIET NAM	CID002572
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	VIET NAM	CID002573
PT Rajehan Ariq	Tin	INDONESIA	CID002593
PT Cipta Persada Mulia	Tin	INDONESIA	CID002696
An Vinh Joint Stock Mineral Processing Company	Tin	VIET NAM	CID002703
Resind Industria e Comercio Ltda.	Tin	BRAZIL	CID002706
Super Ligas	Tin	BRAZIL	CID002756
Aurubis Beerse	Tin	BELGIUM	CID002773
Aurubis Berango	Tin	SPAIN	CID002774
PT Bangka Prima Tin	Tin	INDONESIA	CID002776
Modeltech Sdn Bhd	Tin	MALAYSIA	CID002858

List of Facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
Guangdong Hanhe Non-ferrous Metal Limited Company	Tin	CHINA	CID003116
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	CHINA	CID003190
Tin Technology & Refining	Tin	UNITED STATES OF AMERICA	CID003325
Dongguan CiEXPO Environmental Engineering Co., Ltd.	Tin	CHINA	CID003356
Ma'anshan Weitai Tin Co., Ltd.	Tin	CHINA	CID003379
PT Masbro Alam Stania	Tin	INDONESIA	CID003380
Luna Smelter, Ltd.	Tin	RWANDA	CID003387
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin	CHINA	CID003397
Precious Minerals and Smelting Limited	Tin	INDIA	CID003409
Gejiu City Fuxiang Industry and Trade Co., Ltd.	Tin	CHINA	CID003410
PT Mitra Sukses Globalindo	Tin	INDONESIA	CID003449
TRATHO Metal Quimica	Tin	BRAZIL	CID003474
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Tin	BRAZIL	CID003486
CRM Synergies EMEA, S.L.U.	Tin	SPAIN	CID003524
Fabrica Auricchio Industria e Comercio Ltda.	Tin	BRAZIL	CID003582
PT Putera Sarana Shakti (PT PSS)	Tin	INDONESIA	CID003868
Mining Minerals Resources SARL	Tin	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065
Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Tin	JAPAN	CID004403
Malaysia Smelting Corporation Berhad (Port Klang)	Tin	MALAYSIA	CID004434
Woodcross Smelting Company Limited	Tin	UGANDA	CID004724
Global Advanced Metals Greenbushes Pty Ltd.	Tin	AUSTRALIA	CID004754
Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	Tin	CHINA	CID004796
P Kay Metal, Inc	Tin	UNITED STATES OF AMERICA	CID005189
A.L.M.T. Corp.	Tungsten	JAPAN	CID000004
Kennametal Huntsville	Tungsten	UNITED STATES OF AMERICA	CID000105
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CHINA	CID000218
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CHINA	CID000258
Global Tungsten & Powders LLC	Tungsten	UNITED STATES OF AMERICA	CID000568
Japan New Metals Co., Ltd.	Tungsten	JAPAN	CID000825
Kennametal Fallon	Tungsten	UNITED STATES OF AMERICA	CID000966
Wolfram Bergbau und Hutten AG	Tungsten	AUSTRIA	CID002044
Xiamen Tungsten Co., Ltd.	Tungsten	CHINA	CID002082
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA	CID002315
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CHINA	CID002316
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CHINA	CID002317
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CHINA	CID002318
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CHINA	CID002319
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CHINA	CID002320
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA	CID002321
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CHINA	CID002494
Asia Tungsten Products Vietnam Ltd.	Tungsten	VIET NAM	CID002502
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	Tungsten	CHINA	CID002513
H.C. Starck Tungsten GmbH	Tungsten	GERMANY	CID002541
TANIOBIS Smelting GmbH & Co. KG	Tungsten	GERMANY	CID002542
Masan High-Tech Materials	Tungsten	VIET NAM	CID002543

List of Facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CHINA	CID002551
Niagara Refining LLC	Tungsten	UNITED STATES OF AMERICA	CID002589
China Molybdenum Tungsten Co., Ltd.	Tungsten	CHINA	CID002641
Lianyou Metals Co., Ltd.	Tungsten	TAIWAN, PROVINCE OF CHINA	CID003407
Hubei Green Tungsten Co., Ltd.	Tungsten	CHINA	CID003417
Cronimet Brasil Ltda	Tungsten	BRAZIL	CID003468
Fujian Xinlu Tungsten Co., Ltd.	Tungsten	CHINA	CID003609
Tungsten Vietnam Joint Stock Company	Tungsten	VIET NAM	CID003993
Lianyou Resources Co., Ltd.	Tungsten	TAIWAN, PROVINCE OF CHINA	CID004397
Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	Tungsten	CHINA	CID004430
Philippine Carreytech Metal Corp.	Tungsten	PHILIPPINES	CID004438
KENEE MINING VIETNAM COMPANY LIMITED	Tungsten	VIET NAM	CID004619
Jing Yuan Tungsten Technology Co., Ltd.	Tungsten	TAIWAN, PROVINCE OF CHINA	CID005012

Countries of origin for these facilities are believed to include: Andorra, Australia, Austria, Belgium, Plurinational State Of Bolivia, Brazil, Canada, Chile, China, Colombia, Democratic Republic of the Congo, Czechia, Estonia, France, Germany, Hong Kong, India, Indonesia, Italy, Japan, Kazakhstan, Republic Of Korea, Malaysia, Mexico, Netherlands, Peru, Philippines, Poland, Rwanda, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan Province Of China, Tanzania, United Republic of Thailand, Turkey, Uganda, United States of America, Uzbekistan, Viet Nam.

Efforts to Determine the Conflict Minerals’ Mine or Location of Origin

Through our participation in the RMI and requiring our suppliers to complete the CMRT, and given our downstream position in the minerals supply chain, we have determined that seeking information about conflict mineral smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the conflict minerals in our supply chain.